                                   EXHIBIT 1

                      PG&E ENERGY SERVICES RETIREMENT PLAN
                       FINANCIAL STATEMENTS AND SCHEDULES
        AS OF DECEMBER 31, 1997 AND 1996 TOGETHER WITH AUDITORS' REPORT


                       FINANCIAL STATEMENTS AND SCHEDULES
                      PG&E ENERGY SERVICES RETIREMENT PLAN
                           DECEMBER 31, 1997 AND 1996


                               TABLE OF CONTENTS



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits - December 31, 1997 and 1996

Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1997


NOTES TO FINANCIAL STATEMENTS AND SCHEDULES


SCHEDULES SUPPORTING FINANCIAL STATEMENTS:

Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes - December 31, 1997

Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended December 31, 1997

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Plan Administrator of the
PG&E Energy Services Retirement Plan:

We have audited the accompanying statements of net assets available for benefits of the PG&E Energy Services Retirement Plan (formerly PG&E Enterprises 401(k) Retirement Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed in the Table of Contents are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

San Francisco, California,
 December 4, 1998

                     PG&E ENERGY SERVICES RETIREMENT PLAN

                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                            AS OF DECEMBER 31, 1997


                                                                            Fund Information
                                                   ------------------------------------------------------------------------
                                                                                                             International
                                                                      Federal     Short-Term      500            Value
                                                      Wellington     Portfolio       Bond      Portfolio       Portfolio
                                                   ------------------------------------------------------------------------

ASSETS:  Investments, at fair value                   $2,041,236     $1,038,482    $833,048    $2,798,955       $778,441
LIABILITIES                                                    0              0           0             0              0
                                                   ------------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                     $2,041,236     $1,038,482    $833,048    $2,798,955       $778,441
                                                   ========================================================================

                                                                                    Fund Information
                                                   ------------------------------------------------------------------
                                                      Equity        U.S.         Index
                                                      Income       Growth      Extended    Participant      Total
                                                       Fund       Portfolio     Market        Loans       All Funds
                                                   ------------------------------------------------------------------

ASSETS:  Investments, at fair value                   $751,459    $1,528,183    $699,369     $93,579     $10,562,752
LIABILITIES                                                  0             0           0           0               0
                                                   ------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                     $751,459    $1,528,183    $699,369     $93,579      $10,562,752
                                                   ==================================================================

       The accompanying notes are an integral part of these statements.

                      PG&E ENERGY SERVICES RETIREMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                            AS OF DECEMBER 31, 1996


                                                                            Fund Information
                                              ------------------------------------------------------------------------
                                                                             Short-Term                 International
                                                                 Federal     Corporate      500            Value
                                                 Wellington     Portfolio      Bond       Portfolio      Portfolio
                                              ------------------------------------------------------------------------
ASSETS:
 Investments, at fair value                       $1,744,266    $  896,036    $663,777    $1,770,638      $699,094
 Employer contributions receivable                         0       374,176           0             0             0

         Total assets                              1,744,266     1,270,212     663,777     1,770,638       699,094
LIABILITIES                                                0        12,992           0             0             0
NET ASSETS AVAILABLE FOR BENEFITS                 $1,744,266    $1,257,220    $663,777    $1,770,638      $699,094
                                              ========================================================================
                                                                        Fund Information
                                              --------------------------------------------------------------
                                                Equity       U.S.        Index
                                                Income      Growth     Extended    Participant      Total
                                                 Fund      Portfolio    Market        Loans       All Funds
                                              --------------------------------------------------------------
ASSETS:
 Investments, at fair value                     $718,168    $965,170    $229,426     $27,741      $7,714,316
 Employer contributions receivable                     0           0           0           0         374,176

         Total assets                            718,168     965,170     229,426      27,741       8,088,492
LIABILITIES                                            0           0           0           0          12,992
NET ASSETS AVAILABLE FOR BENEFITS               $718,168    $965,170    $229,426     $27,741      $8,075,500
                                              ==============================================================

                                                                            Fund Information
                                              ------------------------------------------------------------------------
                                                                                                         International
                                                                 Federal      Short-Term          500         Value
                                                 Wellington     Portfolio        Bond          Portfolio      Portfolio
                                              ------------------------------------------------------------------------
CONTRIBUTIONS:
 Employer                                         $ 127,740      $ 115,478     $  75,201      $ 264,817     $ 115,717
 Employer                                            98,892         19,834        46,540        199,495        89,906
 Rollover contributions                             171,372        206,149       231,583        155,016       137,121
                                                  ---------------------------------------------------------------------
         Total contributions                        398,004        341,461       353,324        619,328        342,744
INVESTMENT EARNINGS                                 169,857         47,477        39,465         59,943        112,645
NET REALIZED GAINS (LOSSES)                          55,889              0          (198)        77,324          1,543
NET UNREALIZED APPRECIATION (DEPRECIATION) IN FAIR
 VALUE OF INVESTMENTS                               160,449              0         3,885        478,242       (152,689)
                                                  --------------------------------------------------------------------
         Total additions                            784,199        388,938       396,476      1,234,837        304,243
                                                  --------------------------------------------------------------------
BENEFITS PAID:  Participants                       (356,583)      (650,870)      (34,415)      (375,347)      (142,484)
                                                  --------------------------------------------------------------------
TRANSFERS, net                                     (121,333)        58,659      (169,552)       166,977        (67,986)
LOANS GRANTED                                       (10,599)       (19,387)      (26,432)       (11,932)       (15,234)
LOAN REPAYMENTS                                       1,286          3,922         3,194         13,782            808
                                                  --------------------------------------------------------------------
         Net transfers                             (130,646)        43,194      (192,790)       168,827        (82,412)
                                                  --------------------------------------------------------------------

         Net increase (decrease)                    296,970       (218,738)      169,271      1,028,317         79,347
NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of year                                1,744,266      1,257,220       663,777      1,770,638        699,094
                                                  -------------------------------------------------------------------
 End of year                                      2,041,236     $1,038,482     $ 833,048     $2,798,955      $ 778,441
                                                 =====================================================================
                                                                               Fund Information
                                                    --------------------------------------------------------------
                                                      Equity         U.S.        Index
                                                      Income        Growth     Extended    Participant      Total
                                                       Fund        Portfolio    Market        Loans       All Funds
                                                    --------------------------------------------------------------
CONTRIBUTIONS:
 Employer                                             $  68,279     $ 226,274   $ 148,014     $    0     $ 1,141,520
 Employer                                                53,649       159,907      95,177          0         763,400
 Rollover contributions                                   7,230        24,953     128,360          0       1,061,784
                                                  -------------------------------------------------------------------
         Total contributions                            129,158       411,134     371,551          0       2,966,704
INVESTMENT EARNINGS                                      50,476        64,275      45,265      5,247         594,650
NET REALIZED GAINS (LOSSES)                              31,506        47,814      19,885          0         233,763
NET UNREALIZED APPRECIATION (DEPRECIATION) IN FAIR
 VALUE OF INVESTMENTS                                   107,247       175,532      25,428          0         798,094
                                                  --------------------------------------------------------------------
         Total additions                                318,387        698,755     462,129      5,247       4,593,211
                                                  --------------------------------------------------------------------
BENEFITS PAID:  Participants                           (256,259)      (265,830)    (24,171)         0      (2,105,959)
                                                  -------------------------------------------------------------------
TRANSFERS, net                                          (25,583)       129,212      29,606          0               0
LOANS GRANTED                                            (3,604)       (10,758)    (11,723)   109,669               0
LOAN REPAYMENTS                                             350         11,634      14,102    (49,078)              0
                                                  -------------------------------------------------------------------
         Net transfers                                  (28,837)       130,088       31,985     60,591              0
                                                  -------------------------------------------------------------------
         Net increase (decrease)                         33,291        563,013      469,943     65,838      2,487,252
NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of year                                      718,168        965,170      229,426     27,741      8,075,500
                                                  -------------------------------------------------------------------
 End of year                                          $ 751,459     $1,528,183     $699,369   $ 93,579    $10,562,752
                                                  ===================================================================

The accompanying notes are an integral part of these statements.

                      PG&E ENERGY SERVICES RETIREMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1.  DESCRIPTION OF PLAN:

The PG&E Energy Services Retirement Plan (formerly PG&E Enterprises 401(k) Retirement Plan) (the Plan) was established on January 1, 1990.

The Plan is a defined contribution plan covering substantially all full-time employees of PG&E Energy Services Corporation (the Company) and its wholly owned subsidiaries. Employees are eligible to contribute to the Plan on the first of the month following their date of hire. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan's assets are held by Vanguard Fiduciary Trust Company (Vanguard), the trustee of the Plan.

The following description provides only general information. Reference should be made to the plan agreement for a more complete description of the Plan's provisions.

CONTRIBUTIONS

Each participant may voluntarily contribute from 1 percent to 7 percent of his/her pretax base salary. The Company will match 100 percent of the first 5 percent of these contributions. In addition, the Company will automatically contribute 5 percent of the participant's pretax base salary, without regard to the participant's contributions (the employee need not make any voluntary contributions to be eligible for this automatic contribution). A participant may also elect to contribute up to 5 percent of his or her after-tax base salary.

A participant may roll over into the Plan any amounts from another tax-qualified retirement plan or IRA with the permission of the Administrative Committee of the Plan.

Participant and Company contributions are subject to certain maximum allowable limitations mandated by the Internal Revenue Code Section 415. A participant's voluntary pretax 401(k) contributions may not exceed $9,500 in 1997. The combination of participant voluntary pretax, after-tax and Company contributions may not exceed the lesser of $30,000 or 25 percent of earned income.

VESTING

Participants are 100 percent vested immediately upon participation.

Benefits

A participant will be entitled to payment of the balance in his/her account upon termination his/her employment or attainment of age 65. Vanguard will automatically disburse balances of $3,500 or less to participants without written authorization. If a participant's account balance is greater than $3,500, distribution will be made upon written request, but in any event, distribution will start when the participant reaches age 70- 1/2 .
Distributions may be taken in lump-sum payments or in periodic installments over a period not to exceed the life expectancy of the participant.

PLAN TERMINATION

Although the Company has not expressed any intent to do so, it has the right to terminate the Plan subject to the provisions of ERISA. In the event of the Plan's termination, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Company.

TAX STATUS

The Plan is intended to qualify under Section 401(a) of the Internal Revenue Code (the IRC), and the Internal Revenue Service has issued a favorable determination letter, dated March 1, 1993, ruling that the Plan was designed in accordance with applicable IRC requirements as of the date of its letter. The Plan has been amended since receiving the determination letter. However, management believes that the Plan is currently designed and operated in accordance with applicable IRC requirements. As a result, the Plan has not provided for federal income taxes.

2.  SUMMARY OF ACCOUNTING POLICIES:

The accompanying financial statements have been prepared based upon generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investments are valued at fair value based upon redemption value as reported by the trustee. Realized gains and losses are computed using the average cost method based upon beginning of the year fair values. Unrealized appreciation and depreciation is computed based upon the change in the fair value of securities.

Participant loans are valued at book value, which approximates fair value.

3.  INVESTMENTS:

The Plan invests all of its assets with The Vanguard Group--a family of no-load mutual funds. Participants may elect to have all of their voluntary, matching and automatic contributions invested in a single investment fund or in any combination of funds available in the Plan. The following investment funds are available to the participants:

 .     VANGUARD/WELLINGTON FUND--This fund is designed to fulfill three investment objectives: conservation of capital, reasonable current income and profits without undue risks.

 .     VANGUARD MONEY MARKET RESERVES FEDERAL PORTFOLIO--This fund is a money market account that seeks the maximum current income that is consistent with preservation of capital and liquidity.

 .     VANGUARD FIXED INCOME SECURITIES FUND SHORT-TERM CORPORATE PORTFOLIO--This
      fund is designed to provide investors with a method of consistently capturing the return of the U.S. bond market.

 .     VANGUARD INDEX TRUST 500 PORTFOLIO--This fund attempts to provide investment results that parallel the performance of the Standard & Poor's 500 Composite Stock Index.
                                      -6-

 .     VANGUARD INTERNATIONAL VALUE PORTFOLIO--This fund seeks maximum long-term returns consistent with reasonable risk by investing in a portfolio of international stocks.

 .     VANGUARD EQUITY INCOME FUND--This fund seeks a high level of current income by investing primarily in equity securities with above-average dividend yields and with reasonable capital appreciation.

 .     VANGUARD U.S. GROWTH PORTFOLIO--This fund seeks to provide long-term capital appreciation by investing in common stocks of companies with above-average growth potential.

 .     VANGUARD INDEX TRUST EXTENDED MARKET PORTFOLIO--This fund seeks to provide investment results that parallel the performance of the unmanaged Wilshire 4500 Index.

Each investment fund is managed by The Vanguard Group, which has discretionary investment authority over the funds. The Company has no authority over how each fund is managed or invested.

Participants may also borrow from their vested account balances in accordance with plan guidelines.

                     PG&E ENERGY SERVICES RETIREMENT PLAN
                               EIN:  94-3016129
                               PLAN NUMBER:  001

           LINE 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            AS OF DECEMBER 31, 1997

                                                                                                         (e)
                  (b)                                     (c)                          (d)             Current
(a)             Identity                        Description of Investment              Cost             Value
----------------------------------------------------------------------------------------------------------------------
*      The Vanguard Group          69,311 shares of Vanguard/Wellington Fund
                                                                                     $1,668,842      $ 2,041,236
*      The Vanguard Group          1,038,482 shares of Vanguard Money Market
                                   Reserves  Federal Portfolio                        1,038,482        1,038,482

*      The Vanguard Group          77,063 shares of Vanguard Fixed Income
                                   Securities Fund  Short-Term Corporate
                                   Portfolio                                            827,739          833,048

*      The Vanguard Group          31,075 shares of Vanguard Index Trust  500
                                   Portfolio                                          1,947,249        2,798,955

*      The Vanguard Group          34,383 shares of Vanguard International Valve
                                   Portfolio                                            984,876          778,441

*      The Vanguard Group          33,562 shares of Vanguard Equity Income Fund
                                                                                        547,107          751,459
*      The Vanguard Group          53,247 shares of Vanguard U.S. Growth
                                   Portfolio                                          1,186,673        1,528,183

*      The Vanguard Group          22,743 shares of Vanguard Index Trust
                                   Extended Market Portfolio                            663,610          699,369

*      Participant Loans           Interest ranging from 6.34 percent to 7.25
                                   percent                                               93,579           93,579
                                                                                     ---------------------------
       Total                                                                         $8,958,157      $10,562,752
                                                                                     ===========================

* A party in interest as defined by ERISA.

                      PG&E ENERGY SERVICES RETIREMENT PLAN
                                EIN:  94-3016129
                               PLAN NUMBER:  001

                 LINE 27D--SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                               (c)         (d)        (e)
             (a)                           (b)                                 Numbr of      Purchase    Selling    Lease
          Identity                Description of Asset                        Transactions    Price       Price     Rental
---------------------------------------------------------------------------------------------------------------------------

*   The Vanguard Group       Vanguard/Wellington Fund           Purchases         58        $ 791,825    $      0      $0

                                                                Sales             50                0     711,193       0

*   The Vanguard Group    Vanguard Money Market Reserves        Purchases         89          913,764           0       0
                          Federal Portfolio                     Sales             39                0     771,319       0

*   The Vanguard Group    Vanguard Short-Term Bond              Purchases         76          523,868           0       0
                                                                Sales             26                0     358,285       0

*   The Vanguard Group    Vanguard Index Trust  500 Portfolio   Purchases         67        1,066,865           0       0
                                                                Sales             28                0     594,114       0

*   The Vanguard Group    Vanguard International Value          Purchases         55          561,237           0       0
                          Portfolio                             Sales             33                0     330,744       0

*   The Vanguard Group    Vanguard U.S. Growth Portfolio        Purchases         56          863,179           0       0
                                                                Sales             28                0     523,511       0

*   The Vanguard Group    Vanguard Index Trust  Extended        Purchases         58          626,231           0       0
                          Market                                Sales             13                0     198,944       0

                                                                                                              (h)
                                                                                  (f)                       Current
                                                                                 Expense        (g)         Value on         (i)
             (a)                           (b)                                Incurred with     Cost       Transaction     Net Gain
          Identity                Description of Asset                         Transaction    of Asset        Date         or Loss
  ----------------------------------------------------------------------------------------------------------------------------------
*   The Vanguard Group    Vanguard/Wellington Fund               Purchases     $    0          $  791,825     $  791,825    $      0
                                                                 Sales              0             575,072        711,193     136,121

*   The Vanguard Group    Vanguard Money Market Reserves         Purchases          0            913,764         913,764           0
                          Federal Portfolio                      Sales              0            771,319         771,319           0

*   The Vanguard Group    Vanguard Short-Term Bond               Purchases          0            523,868         523,868           0
                                                                 Sales              0            358,266         358,285          19

*   The Vanguard Group    Vanguard Index Trust  500 Portfolio    Purchases          0          1,066,865       1,066,865           0
                                                                 Sales              0            405,077         594,114     189,037

*   The Vanguard Group    Vanguard International Value           Purchases          0            561,237         561,237           0
                          Portfolio                              Sales              0            349,792         330,744    (19,048)

*   The Vanguard Group    Vanguard U.S. Growth Portfolio         Purchases          0            863,179         863,179           0
                                                                 Sales              0            410,789         523,512     112,723

*   The Vanguard Group    Vanguard Index Trust  Extended         Purchases          0            626,231         626,231           0
                          Market                                 Sales              0            170,567         198,944      28,377

* A party in interest as defined by ERISA.